American Skandia Trust
For the fiscal period ended 6/30/06
File number 811-5186

SUB-ITEM 77-0
Transactions Effected Pursuant to Rule 10f-3

					EXHIBITS


I.   Name of Fund:  American Skandia Trust  AST Goldman Sachs
Mid-Cap Growth Portfolio

1.   Name of Issuer:
	Tim Hortons, Inc.

2.   Date of Purchase
	3/23/06

3.   Number of Securities Purchased
	226,670

4.   Dollar Amount of Purchase
$315,003.19

5.   Price Per Unit
	$1.3897

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	RBC Capital Markets

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman, Sachs & Co.
JP Morgan
Bear, Stearns & Co. Inc.
CIBC World Markets
Scotia Capital
Cowen & Company